UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2021

APARTMENT INCOME REIT CORP.

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Income REIT Corp.)	1-39686	84-1299717
Delaware (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

 (Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Apartment Income REIT Corp. (“AIR”) and AIMCO-GP, Inc., as general partner of AIMCO Properties, L.P. (the “AIR OP”), announced a change in role for Conor Wagner.  Mr. Wagner, who has served as Senior Vice President and Chief Investment Officer since December 2020, has announced his plans to take a new position in Southern California.  Mr. Wagner will remain with AIR through May 14, 2021, to provide for a smooth transition. Thereafter he will cease to be an officer of AIR and the AIR OP.

ITEM 9.01. Financial Statements and Exhibits.

(d)The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press release dated April 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 27, 2021

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By AIMCO-GP, Inc., its general partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer